UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  October 18, 2004


                          CHARYS HOLDING COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                0-18292                                  51-2152284
         (Commission File Number)             (IRS Employer Identification No.)

         1117 PERIMETER CENTER WEST, STE. N415             30338
                     ATLANTA, GEORGIA                    (Zip Code)
              (principal executive offices)


                                 (678) 443-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written  communications  pursuant  to  Rule  425  under  the Securities Act

[ ]  Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange  Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange  Act

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act


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THIS  CURRENT  REPORT  ON  FORM  8-K CONTAINS STATEMENTS REGARDING THE COMPANY'S
INTENTION, BELIEFS, EXPECTATIONS, OR PREDICTIONS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS AND STATEMENTS OF EXPECTATIONS, PLANS AND INTENT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, AS A RESULT, AMONG OTHER THINGS, OF CHANGES IN TECHNOLOGY, CUSTOMER REQUIREMENTS AND NEEDS. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE
FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS,
           APPOINTMENT  OF  PRINCIPAL  OFFICERS.

     On October 18, 2004, Charys Holding Company, Inc. (the "Registrant") announced that its board of directors appointed Catherine McKee as a director. Ms. McKee brings years of experience in public affairs, media and employee communications, government relations and digital publishing services to the Registrant's management team. Ms. McKee received a B.S. in Chemistry from the College of St. Elizabeth, is a graduate of the Arizona State University College of Business Management Institute and a Fellow of the Kaiser Institute of Innovation and Intuition. During the past several years, Ms. McKee has served as Senior Vice President and Director of Communications for General Dynamics' Command, Control, Communications and Computing Systems Division and has held several executive level positions with Motorola, Max Factor and Co., Colgate-Palmolive Company, Allied Chemical and Ciba-Giegy Pharmaceuticals.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2004

                                    CHARYS HOLDING COMPANY, INC.


                                    By/s/Billy V. Ray, Jr.
                                      ------------------------------------------
                                      Billy V. Ray, Jr., Chief Executive Officer


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